Exhibit 99.1

iCAD REPORTS SECOND QUARTER FINANCIAL RESULTS

Conference Call Begins Thursday, August 2nd at 10:00 a.m. Eastern Time

NASHUA, N.H. (August 1, 2012) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and six months ended June 30, 2012.

“Our financial results for the second quarter of 2012 were mixed as we experienced weaker than anticipated revenues, while we continued to make solid progress managing expenses and reducing cash burn,” said Ken Ferry, President and CEO of iCAD.

“Cancer Detection revenues reflect a slowing in the transition from film to digital technology in mammography as the cycle nears completion. We are transitioning our business model to increase our recurring revenue by offering our products on a subscription basis. To that end, we were delighted to launch PowerLook AMP, our next-generation mammography computer-aided detection (CAD) system in July of 2012. This new platform brings to the radiologist a leading-edge set of additional workflow tools such as breast density and tissue and lesion measurements. We recently began to market this upgrade to our U.S. installed base of more than 3,500 systems, and expect that, over time, this system will provide us with a considerable revenue opportunity.

“Therapy revenue was substantially stronger compared to the second quarter of 2011; however, due to a few deals pushing into the third quarter, we were not able to achieve the sequential quarterly revenue growth that we anticipated. We did, however, book two of these orders in early July which has helped to get the third quarter off to a good start. Interest and momentum continues to grow in the Axxent® Electronic Brachytherapy® system as evidenced by the number of new controller sales in the first half of 2012 compared to the same period last year, as well as from the significant growth of Intra-Operative Radiation Therapy (IORT) procedures-based consumable sales. Balloon applicator sales, which are used primarily with breast IORT, set a record with 161 units sold in the second quarter and 286 units sold during the first half of 2012. This compares to 61 units for the first half of 2011, representing a nearly five-fold increase in procedure volume.

“In addition, the Centers for Medicare and Medicaid Services, in their 2013 proposed rule assigned a separate payment value for IORT delivery treatment codes. We are quite pleased with this proposed decision and believe this will only add to the pace of adoption of breast IORT.

“We enter the back half of 2012 confident that the progress we have made in the execution of our strategy will be the foundation for iCAD to have a much stronger second half,” concluded Mr. Ferry.

Second Quarter Financial Results

Revenue: Total revenue for the second quarter of 2012 decreased 11% to $5.9 million from $6.6 million for the second quarter of 2011. The decrease resulted primarily from a decline in Cancer Detection product revenues due to the near completion of the mammography market’s transition from film to digital technology. This decrease was offset by growing sales related to the Axxent Electronic Brachytherapy system, which contributed approximately $1.5 million in revenue, representing a 28% increase compared with the second quarter of 2011.

Cancer Detection revenue includes film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products. Therapy revenue includes Xoft Axxent Electronic Brachytherapy product sales, as well as the associated service and supply revenue.

	Three months ended June 30,
	2012	2011	% Change
Products	$3,575	$4,494	(20)%

Service and supply	2,356	2,152	9%

Total revenue	5,931	$6,646	(11)%

	Three months ended June 30,
	2012	2011	% Change
Cancer Detection	$4,432	$5,479	(19)%

Therapy	1,499	1,167	28%

Total revenue	$5,931	$6,646	(11)%

Gross Margin: Gross profit for the second quarter of 2012 was $4.2 million, or 70% of revenue, compared with $4.5 million, or 68% of revenue, for the second quarter of 2011.

Operating Expenses: The Company significantly lowered total operating expenses during the second quarter of 2012 to $6.1 million from $9.8 million for the second quarter of 2011, a decrease of 38%. This decrease is primarily due to on-going cost-saving measures implemented by the Company.

Net Loss: For the second quarter of 2012 the Company posted a net loss of $2.9 million, or $0.05 per share, compared with a net loss of $5.4 million, or $0.10 per share, for the second quarter of 2011.

Non-GAAP Adjusted Net Loss: For the second quarter of 2012 the Company posted a non-GAAP adjusted net loss of $2.7 million, or $0.05 per share, compared with a non-GAAP adjusted net loss of $4.8 million, or $0.09 per share, in the second quarter of 2011.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $931,000 in the second quarter of 2012, compared with a loss of $3.6 million in the second quarter of 2011.

Six Month Financial Results

Revenue: Total revenue for the six months ended June 30, 2012 was $12.3 million, a decrease of 12%, compared with total revenue of $14.0 million for the six months ended June 30, 2011. The Axxent Electronic Brachytherapy system contributed approximately $3.5 million to revenue in the first six months of 2012, an increase of $1.0 million or 41% compared to the first six months of 2011. Therapy revenue consisted of approximately $2.3 million in product sales and $1.2 million in service and supply revenue.

	Six months ended June 30,
	2012	2011	% Change
Products	$7,654	$9,709	(21)%
Service and supply	4,620	4,281	8%

Total revenue	$12,274	$13,990	(12)%

	Six months ended June 30,
	2012	2011	% Change
Cancer Detection	$8,771	$11,497	(24)%
Therapy	3,503	2,493	41%

Total revenue	$12,274	$13,990	(12)%

Gross Margin: Gross margin for the first six months of 2012 was $8.6 million, or 70% of revenue, compared with $9.6 million, or 69% of revenue, for the first six months of 2011.

Net Loss: For the first half of 2012 the Company posted a net loss of $5.2 million, or $0.10 per share, compared with a net loss of $9.7 million, or $0.18 per share, for the first half of 2011.

Non-GAAP Adjusted Net Loss: For the first six months of 2012 the Company posted a non-GAAP adjusted net loss of $5.5 million, or $0.10 per share, compared with a non-GAAP adjusted net loss of $8.3 million, or $0.15 per share, for the first six months of 2011.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA was a loss of $1.9 million for the first six months of 2012, compared with a loss of $5.9 million for the first six months of 2011.

Cash and Cash Flow: As of June 30, 2012, the Company had cash and cash equivalents of $14.3 million, compared with $4.6 million as of December 31, 2011. During the first six months of 2012, net cash used by operations was $4.3 million. In January 2012 the Company entered into a five-year, $15 million debt facility agreement with Deerfield Management Company LP, a leading healthcare investment fund. Under the terms of the agreement, the Company issued a $15 million principal amount of senior secured notes, which included a revenue purchase agreement and warrants.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call on Thursday, August 2, 2012 beginning at 10:00 a.m. Eastern Time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 800-510-9834 (domestic) or 617-614-3669 (international) and entering passcode 86742657. The call also will be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through August 9, 2012 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 47354887. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. iCAD’s Xoft system, offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft system is also cleared for the treatment of non-melanoma skin cancer and endometrial cancer. For more information, call 877-iCADnow, or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 937-431-7967 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at afields@lhai.com

For iCAD media inquiries, contact Helen Shik of Schwartz MSL at 781-684-0770 or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

-Tables to Follow -

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Products	$3,575	$4,494	$7,654	$9,709
Service and supplies	2,356	2,152	4,620	4,281

Total revenue	5,931	6,646	12,274	13,990

Cost of revenue:
Products	969	1,140	2,076	2,347
Service and supplies	560	769	1,137	1,541
Amortization of acquired intangibles	233	233	465	466

Total cost of revenue	1,762	2,142	3,678	4,354

Gross profit	4,169	4,504	8,596	9,636

Operating expenses:
Engineering and product development	1,975	3,304	4,187	6,080
Marketing and sales	2,488	3,945	5,134	7,672
General and administrative	1,618	3,413	3,236	6,217
Contingent Consideration	—	(1,100)	—	(1,100)
Loss on indemnification asset	—	250	—	293

Total operating expenses	6,081	9,811	12,557	19,161

Loss from operations	(1,912)	(5,307)	(3,961)	(9,525)

(Loss) gain from change in fair value of warrant	(213)	—	386	—
Interest expense	(831)	(111)	(1,666)	(216)
Interest income	13	7	34	18

Net loss and comprehensive loss	$(2,943)	$(5,411)	$(5,207)	$(9,723)

Net loss per share:
Basic and diluted	$(0.05)	$(0.10)	$(0.10)	$(0.18)

Weighted average number of shares used in computing loss per share:
Basic and diluted	53,968	54,550	53,924	54,459

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	June 30,	December 31
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$14,262	$4,576
Trade accounts receivable, net of allowance for doubtful accounts of $50 in 2012 and $54 in 2011	3,334	4,003
Inventory, net	1,961	2,040
Prepaid expenses and other current assets	862	490

Total current assets	20,419	11,109

Property and equipment, net of accumulated depreciation and amortization of $3,642 in 2012 and $3,184 in 2011	1,626	1,884
Other assets	815	595
Intangible assets, net of accumulated amortization of $9,886 in 2012 and $8,840 in 2011	16,021	17,064
Goodwill	21,109	21,109

Total assets	$59,990	$51,761

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,393	$1,125
Accrued and other expenses	3,644	5,594
Interest payable	468	—
Warrant liability	613	—
Deferred revenue	5,686	5,765

Total current liabilities	11,804	12,484

Deferred revenue, long-term portion	1,302	1,446
Other long-term liabilities	1,183	1,776
Notes payable	14,417	—

Total liabilities	28,706	15,706

Commitments and Contingencies (see Note 5)

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 54,900,725 in 2012 and 54,754,510 in 2011; outstanding 53,971,570 in 2012 and 53,825,355 in 2011	549	547
Additional paid-in capital	164,429	163,995
Accumulated deficit	(132,279)	(127,072)
Treasury stock at cost 929,155 in 2012 and 2011	(1,415)	(1,415)

Total stockholders’ equity	31,284	36,055

Total liabilities and stockholders’ equity	$59,990	$51,761

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP Net Loss	$(2,943)	$(5,411)	$(5,207)	$(9,723)

Interest Expense	831	111	1,666	216
Interest Income	(13)	(7)	(34)	(18)
Stock Compensation	233	316	448	584
Depreciation	225	251	466	546
Amortization	523	523	1,046	1,047
Severance	—	537	80	537
Loss (Gain) on warrant	213	—	(386)	—
Recall and patent lawsuits	—	766	—	1,330
Acquisition related	—	154	—	374
Contingent consideration	—	(1,100)	—	(1,100)
Loss on indemnification asset	—	250	—	293

Non GAAP Adjusted EBITDA	$(931)	$(3,610)	$(1,921)	$(5,914)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP Net Loss	$(2,943)	$(5,411)	$(5,207)	$(9,723)
Adjustments to net loss:
Severance	—	537	80	537
Gain on sale of Asset	—	—	—	—
Loss (gain) on warrant	213	—	(386)	—
Recall and patent lawsuits	—	766	—	1,330
Acquisition related	—	154	—	374
Contingent consideration	—	(1,100)	—	(1,100)
Loss on indemnification asset	—	250	—	293

Non GAAP Adjusted Net Loss	$(2,730)	$(4,804)	$(5,513)	$(8,289)

Net loss per share
GAAP Net loss per share	$(0.05)	$(0.10)	$(0.10)	$(0.18)
Adjustments to net loss (as detailed above)	—	0.01	—	0.03

Non GAAP Adjusted Net Loss per share	$(0.05)	$(0.09)	$(0.10)	$(0.15)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or U.S. GAAP (“GAAP”). However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•

Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•

Recall and patent lawsuits: These expenses consist primarily of investigation, audit, legal and other professional fees related to the recall and patent litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these costs and recoveries have no direct correlation to the core operation of the Company’s.

•

Indemnification asset gain (loss): The Company recorded an indemnification asset representing Xoft, Inc.’s obligation to indemnify iCAD for the outcome of potential liabilities as a result of iCAD’s acquisition of Xoft, Inc. The Company does not consider the indemnification asset gain(loss) to be directly related to the continuing operations of the business

•

Gain on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

# # #